EXHIBIT 10.23

ADDENDUM A TO EMPLOYMENT AGREEMENT

This addendum is made on February 10, 2003 by and between QUANTUM Fuel Systems Technologies Worldwide, Inc. (herein “QUANTUM”) and Alan Niedzwiecki (herein “Employee”). For mutual and adequate exchange of consideration, the parties mutually agree to modify Employee’s Employment Agreement of August 1, 2002, as follows, effective February 10, 2003.

Section 2 of the above referenced Employment Agreement is hereby modified via incorporating the following additional language.

“2.1 (a) Effective February 10, 2003, Employee’s base salary is increased to $320,000 per year.”

/s/	Alan Niedzwiecki	/s/	Brian Olson
	Alan Niedzwiecki		Brian Olson Chief Financial Officer
Dated: Feb. 10, 2003
QUANTUM Fuel Systems Technologies Worldwide, Inc.

Dated: Feb. 10, 2003